UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2009

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mary A. Dutra, Executive Vice President, Global Payment Processing and Settlement, of MoneyGram International, Inc. ("MGI"), and MGI have mutually agreed that Ms. Dutra’s employment with MGI will terminate effective September 24, 2009. Ms. Dutra is a participant in the MoneyGram International, Inc. Special Executive Severance Plan (Tier I) (the "Severance Plan").

MGI and Ms. Dutra entered into a Separation Agreement and Release of all Claims (the "Separation Agreement") dated March 25, 2009, which provides for Ms. Dutra’s resignation as MGI’s Executive Vice President, Global Payment Processing and Settlement effective September 24, 2009. Under the Separation Agreement, Ms. Dutra will receive the severance benefits to which she was entitled under the terms of the Severance Plan. These benefits are as follows: (i) $467,717 as salary severance; (ii) $758,130 as bonus severance; (iii) an increase in the special retirement benefits under the MoneyGram Supplemental Pension Plan ("SERP") approximating the incremental amount of the retirement benefits that would have been payable to Ms. Dutra under the SERP if Ms. Dutra’s employment had continued through March 24, 2011, payable over 10 years commencing in 2010; (iv) a payment for accrued and unused vacation; and (v) certain other benefits including continuation of life, medical and dental insurance for a period of 18 months, as well as financial counseling and outplacement benefits. In general, cash payments will be made in April 2010. In addition, the Severance Plan provides for, and the Separation Agreement acknowledges, that, to the extent any of the payments are subject to the excise tax under section 4999 of the Internal Revenue Code, an additional payment will be made in an amount sufficient to allow Ms. Dutra to pay all excise taxes without a reduction in severance payments. At the present time, it is not contemplated that any excise tax will be payable. The Separation Agreement further provides that to the extent any annual incentives are earned under the MoneyGram International, Inc. Management and Line of Business Incentive Plan, as amended and restated March 24, 2008, Ms. Dutra would receive a prorated 2009 incentive payment. Under the Separation Agreement, Ms. Dutra agreed that, for a period of twelve months following the separation date, she will not (i) engage in any activities in competition with the business of MGI or (ii) solicit employees or customers of MGI. Additionally, Ms. Dutra agreed that for a period of 24 months, she would not accept employment with or render services to specific named entities. The Separation Agreement also includes confidentiality, non-disparagement and non-disclosure obligations.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

March 27, 2009	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Separation Agreement and Release of all Claims between MoneyGram International, Inc. and Mary A. Dutra dated March 25, 2009